UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015 (October 19, 2015)

Safari Cayman L.P.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-205938-01	98-1254815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Pavonia Limited 1 Yishun Avenue 7 Singapore 768923		N/A
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: Safari Cayman L.P. (the “Partnership”) is a newly-formed entity, formed solely to facilitate the acquisition of Broadcom Corporation (“Broadcom”) by Avago Technologies Limited (“Avago”) pursuant to that certain Agreement and Plan of Merger, dated as of May 28, 2015, by and among Pavonia Limited, Avago, Broadcom and the other parties thereto (the “Transaction”). The following items constitute preparatory steps in anticipation of the closing of the Transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 19, 2015, the board of directors of Pavonia Limited, the general partner of the Partnership (the “General Partner”), appointed Anthony E. Maslowski as the Chief Financial Officer and as the principal financial officer of the General Partner, with authority to act as the chief financial officer of the Partnership, with immediate effect.

Mr. Maslowski, age 55, is Senior Vice President and Chief Financial Officer of Avago, which he joined in 2006 as Vice President of Internal Audit. Prior to joining Avago, Mr. Maslowski served as the Chief Financial Officer for Allegro Manufacturing Pte Ltd and, prior to that, he held senior finance management positions at Lam Research Corporation and Hitachi Data Systems Corporation. Mr. Maslowski holds a Bachelor of Business Administration degree from University of Michigan.

Item 8.01	Other Events.

On October 19, 2015, the General Partner appointed PricewaterhouseCoopers LLP as the independent registered accounting firm of the Partnership.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 23, 2015

Safari Cayman L.P.

By:	Pavonia Limited, its general partner

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer of Pavonia Limited (principal financial officer)